SCHEDULE 14A
                                (Rule 14a - 101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14 (a) OF THE
                SECURITIES EXCHANGE ACE OF 1934 (AMENDMENT NO. )

Filed by the registrant [x] Filed by a party other than the registrant [] Check the appropriate box:

[ ]  Preliminary proxy statement         [ ] Confidential, for use of the
                                             Commission Only (as permitted
                                             by Rule 14a - 6(e) (2))
[x] Definitive proxy statement

[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

-------------------------------------------------------------------------------
                              ATWOOD OCEANICS, INC.
                (Name of Registrant as Specified in Its Charter)
-------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(1)(1) and 0-11

(1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transcation:

-------------------------------------------------------------------------------
(5) Total fee paid.

-------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
-------------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------
(3) Filing Party:

-------------------------------------------------------------------------------
(4) Date Filed:

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

                              ATWOOD OCEANICS, INC.

                           15835 PARK TEN PLACE DRIVE
                              HOUSTON, TEXAS 77084



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 Houston, Texas
                                January 15, 1999

To the Shareholders of ATWOOD OCEANICS, INC.:

Notice is hereby given that, pursuant to the provisions of the Bylaws of Atwood Oceanics, Inc., the Annual Meeting of the Shareholders of Atwood Oceanics, Inc. will be held at the executive offices of Atwood Oceanics, Inc., 15835 Park Ten Place Drive, in the City of Houston, Texas 77084, at 10:00 o'clock A.M., Houston Time, on Thursday, February 11, 1999, for the following purposes:

         1. To elect six (6) members of the Board of Directors for the term of office specified in the accompanying Proxy Statement.

         2. To transact such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on December 31, 1998 will be entitled to notice of and to vote at the Annual Meeting.

Shareholders are cordially invited to attend the meeting in person. Those who will not attend are requested to sign and promptly mail the enclosed proxy for which a stamped return envelope is provided.


By Order of the Board of Directors


                                           /s/ JAMES M. HOLLAND
                                               JAMES M. HOLLAND, Secretary

                         ANNUAL MEETING OF SHAREHOLDERS

                              ATWOOD OCEANICS, INC.

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                                January 15, 1999

                        SECURITY HOLDERS ENTITLED TO VOTE

         Holders of shares of common stock, par value $1.00 ("Common Stock") of Atwood Oceanics, Inc., (hereinafter sometimes called the "Company") of record at the close of business on December 31, 1998 will be entitled to vote at the Annual Meeting of Shareholders to be held February 11, 1999 at 10:00 o'clock A.M., Houston Time, at the executive offices of Atwood Oceanics, Inc., 15835 Park Ten Place Drive, Houston, Texas, 77084 and at any and all adjournments thereof.

         Shareholders who execute proxies retain the right to revoke them at any time before they are voted. A proxy, when executed and not so revoked, will be voted in accordance therewith. This proxy material is first being mailed to shareholders on January 15, 1999.

                         PERSONS MAKING THE SOLICITATION

         This proxy is solicited on behalf of the Board of Directors of Atwood Oceanics, Inc. In addition to solicitation by mail, the Company may request banks, brokers and other custodians, nominees and fiduciaries to send proxy material to the beneficial owners of stock and to secure their voting instructions, if necessary. Further solicitation of proxies may be made by telephone, telegram, or oral communication with some shareholders of the Company, following the original solicitation. All such further solicitation will be made by regular employees of the Company and the cost will be borne by the Company.


                                VOTING SECURITIES

         At the close of business on December 31, 1998, the time which has been fixed by the Board of Directors as the record date for determination of shareholders entitled to notice of and to vote at the meeting, there were 13,624,926 shares of Common Stock of the Company outstanding.

         The election as directors of the persons nominated in this proxy statement will require the vote of the holders of a majority of the shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present. Abstentions and broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will operate to prevent the election of the directors nominated in this Proxy Statement or the approval of such other matters as may properly come before the meeting to the same extent as a vote withholding authority to vote for the election of directors so nominated or a vote against such other matters.

         Each share of Common Stock entitles its owner to one vote except with respect to the election of directors. With respect to the election of directors, each shareholder has the right to vote in person or by proxy the number of shares registered in his name for as many persons as there are directors to be elected, or to cumulate such votes and give one candidate as many votes as shall equal the number of directors to be elected multiplied by the number of his shares, or to distribute the votes so cumulated among as many candidates as he may desire. In the event of cumulative voting, the candidates for directors receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

         If a shareholder desires to exercise his right to cumulate votes for directors, the laws of the State of Texas, the State in which the Company is incorporated, require the shareholder to give the Secretary of the Company written notice of such intention on or before the day preceding the meeting. Such notice should be sent to: Atwood Oceanics, Inc., P. O. Box 218350, Houston, Texas 77218, Attention: James M. Holland. If any shareholder gives such notice, all shareholders have the right to use cumulative voting at the meeting. The persons appointed by the enclosed form of proxy are not expected to exercise the right to cumulate votes for election of the directors named elsewhere in this Proxy Statement, although such persons shall have discretionary authority to do so.


                             PRINCIPAL SHAREHOLDERS

         The following table reflects certain information known to the Company concerning persons beneficially owning more than 5% of the outstanding Common Stock of the Company as of December 31, 1998 (except as otherwise indicated). The information set forth below (other than with respect to Helmerich & Payne International Drilling Co. and Helmerich & Payne, Inc.) is based on materials furnished to the Company in connection with Securities and Exchange Commission filings by or on behalf of the shareholders named below, as of various dates during the Company's fiscal year and on information provided by CDA Equity Intelligence in reports prepared for the Company. Unless otherwise noted, each shareholder listed below has sole voting and dispositive power with respect to the shares listed.

                                                    Shares Owned       Percent
Name and Address                                    Beneficially       of Class
----------------                                    ------------       --------
Helmerich & Payne Intl. Drilling Co. (1) ------------- 1,640,248        12.04%
         Utica at 21st
         Tulsa, Oklahoma
Helmerich & Payne, Inc. (1)--------------------------- 1,359,752         9.98%
         Utica at 21st
         Tulsa, Oklahoma
FMR Corp. (2)---------------------------------------   1,480,600        10.87%
Edward C. Johnson 3d (2)
Abigail P. Johnson (2)
         82 Devonshire Street
         Boston, Massachusetts 02109
Franklin Resources, Inc. (3)------------------------   1,435,480        10.54%
Charles B. Johnson (3)
Rupert H. Johnson, Jr. (3)
Franklin Advisors, Inc. (3)
Franklin Advisory Services, Inc. (3)
Franklin Management, Inc. (3)
         777 Mariners Island Blvd.
         P.O. Box 7777
         San Mateo, California 94403-7777
-------------------

         (1) Walter H. Helmerich, III is Chairman and a director, and Hans Helmerich, son of Walter H. Helmerich, III, is President, Chief Executive Officer and a director, respectively, of Helmerich & Payne, Inc. Messrs. Walter H. Helmerich, III and Hans Helmerich, together with other family members and the estate of W.H. Helmerich, deceased, are controlling shareholders of Helmerich & Payne, Inc., which with its wholly-owed subsidiary, Helmerich & Payne International Drilling Co., owns of record and beneficially 3,000,000 shares of Common Stock of the Company. Messrs. Walter H. Helmerich, III and Hans Helmerich have disclaimed beneficial ownership of the Common Stock owned by these companies.

         (2) The information set forth above concerning shares of Common Stock beneficially owned by FMR Corp., Edward C. Johnson 3d amd Abigail P. Johnson was obtained from a report dated December 28, 1998 prepared by CDA Equity Intelligence for the Company. Amendment No. 10 to Schedule 13G dated March 10, 1998 filed with the Securities and Exchange Commission ("SEC") by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson indicated that FMR Corp. had sole voting power with respect to 752,900 shares and sole dispositive power with respect to all of the shares of the Company's Common Stock reported as beneficially owned, and that Edward C. Johnson 3d and Abigail
                  P. Johnson each had sole dispositive power with respect to all of the shares reported as beneficially owned.

         (3) The information set forth above concerning shares of Common Stock beneficially owned by Franklin Resources, Inc. ("FRI"), Charles B. Johnson ("CBJ"), Rupert H. Johnson, Jr. ("RHJ"), Franklin Advisors, Inc. ("FAI"), Franklin Advisory Services Inc. ("FASI") and Franklin Management, Inc. ("FMI"), was obtained from a report dated December 28, 1998 prepared by CDA Equity Intelligence for the Company and Amendment No. 1 to
                  Schedule 13G dated August 6, 1998 filed with the SEC by FRI, CBJ, RHJ and FAI. Charles and Rupert Johnson are principal shareholders of the outstanding common stock of Franklin Resources, Inc. Franklin Advisors, Inc., Franklin Advisory Services, Inc., and Franklin Management, Inc. are investment advisory subsidiaries of Franklin Resources, Inc. FRI, CBJ and RHJ have no voting or dispositive power with respect to any shares of the Company's Common Stock. FAI has sole voting and dispositive power with respect to 1,276,000 shares of the Company's Common Stock. FASI has sole voting power with respect to 26,500 shares and sole dispositive power with respect to 97,700 shares of the Company's Common Stock. FMI has no voting power and sole dispositive power with respect to 21,583 shares of the Company's Common Stock.

             COMMON STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the amount of Common Stock beneficially owned as of the close of business on December 31, 1998 by each of the directors, by each of the named executive officers, and by all directors and executive officers as a group. Unless otherwise indicated below, each of the named persons and members of the group has sole voting and investment power with respect to the shares shown.

Name of Director,                          Shares Owned      Percent
Executive Officer or Group                 Beneficially     of Class
--------------------------                 ------------     --------
Robert W. Burgess                              -              0.00%
George S. Dotson                               -              0.00%
Walter H. Helmerich, III                      (1)             0.00%
Hans Helmerich                                (1)             0.00%
William J. Morrissey                          400              (2)
John R. Irwin                                42,700 (3)        (2)
James M. Holland                             15,184 (4)        (2)
Larry P. Till                                 -               0.00%
Glen P. Kelley                                5,550 (5)        (2)
All directors and executive officers
   as a group (9 persons)                    63,834 (6)        (2)
------------

     (1) See Note (1) on page 3 for more information. (2) Less than 1%.
     (3) Includes 42,500 shares which may be acquired upon the exercise of options.
     (4) Includes 13,050 shares which may be acquired upon the exercise of options.
     (5) Includes 5,350 shares which may be acquired upon the exercise of options.
     (6) Includes 60,900 shares which may be acquired upon the exercise of options.


                               EXECUTIVE OFFICERS

         Set forth below are the executive officers of the Company. The office held, date of first election to that office and the age of each officer as of the close of business on December 31, 1998 are indicated opposite his name.

                                                            Date of
                                      First
Name                                 Offices Held            Election      Age
---------------                      ------------------     ---------     -----

John R. Irwin                        President and Chief       March        53
                                     Executive Officer          1993

James M. Holland                     Senior Vice President   October        53
                                     and Secretary             1988

Glen P. Kelley                       Vice President -        October        50
                                     Contracts and             1988
                                     Administration

Larry P. Till                        Vice President -        November       54
                                     Operations                1992

         No family relationship exists between any of the above executive officers. All officers of the Company serve at the pleasure of the Board of Directors and may be removed at any time with or without cause.

         Mr. Irwin joined the Company in July 1979, serving as Operations Manager - Technical Services. He was elected Vice President - Operations in November 1980, Executive Vice President in October 1988, President and Chief Operating Officer in November 1992, and President and Chief Executive Officer in March 1993.

     Mr. Holland joined the Company as Accounting Manager in April 1977. He was elected Vice President - Finance in May 1981 and Senior Vice President and Secretary in October 1988.

     Mr. Kelley rejoined the Company in January 1983 as Manager of Operations Administration. He was elected Vice
President - Contracts and Administration in October 1988.

     Mr. Till joined the Company in February 1983 as General Manager - Technical. He was elected Vice President - Technical Services in June 1984 and Vice President - Operations in November 1992.


ITEM 1 - ELECTION OF DIRECTORS

         At the meeting six (6) Directors (leaving one position vacant) are to be elected for terms of one year each. Although the Company's Bylaws provide that the Board of Directors consists of seven (7) persons, the Company has not yet identified a suitable nominee to fill the vacancy. Accordingly, only six (6) persons are nominated for election as directors, and shares may not be voted for a greater number of persons than the number of nominees named.

         The persons named in the enclosed form of proxy (James M. Holland and Larry P. Till) have advised that they will vote all shares represented by proxies for the election of the six nominees for Director listed below, unless authority to so vote is withheld by the shareholder. Such persons will have the discretion to cumulate the votes of the shares represented by proxy, although the exercise of such discretion is not expected. If any of the nominees listed below becomes unavailable for any reason, the shares represented by the proxies will be voted for the election of such person, if any, as may be designated by the Board.


                               Present        Served as
                               Position       a Director
                               with the       Continuously     Term to
Nominees                       Company         Since          Extend to     Age
-------------------            --------       ------------    ---------    ----

Robert W. Burgess              Director        September        February    57
                                                  1990           2000

George S. Dotson               Director        February         February    58
                                                  1988           2000

Walter H. Helmerich, III       Director        April            February    75
                                                  1970           2000

Hans Helmerich                 Director        February         February    40
                                                  1989           2000

John R. Irwin                  Director,       November         February    53
                               President          1992             2000
                               and Chief
                               Executive
                               Officer

William J. Morrissey           Director        November          February   71
                                                  1969           2000


         At all times during the previous five years, Mr. Burgess has served as Chief Financial Officer (Senior Vice President) for CIGNA Investment Division, CIGNA Companies. CIGNA is a diversified financial services company with major businesses in insurance, health care, pensions and investments. Mr. Burgess is not a director of any other publicly traded company.

         At all times during the previous five years, Mr. Dotson has served as Vice President - Drilling of Helmerich & Payne, Inc. and President of Helmerich & Payne International Drilling Co., both located in Tulsa, Oklahoma. Helmerich & Payne, Inc. is a diversified natural resources company with divisions engaged in drilling, exploration, production and real estate development. He serves as a director of Helmerich & Payne, Inc., which as a result of its ownership of Common Stock of the Company, may be deemed an affiliate of the Company. He also serves as a director of Varco International, Inc.

         At all times during the previous five years, Mr. Walter H. Helmerich, III has served as the Chairman of the Board of Helmerich & Payne, Inc. of Tulsa, Oklahoma, which as a result of its ownership of Common Stock of the Company, may be deemed an affiliate of the Company. He is the father of Mr. Hans Helmerich, who is also a director of the Company.

         At all times during the previous five years, Mr. Hans Helmerich has served as the Chief Executive Officer as well as a director of Helmerich & Payne, Inc. of Tulsa, Oklahoma, which as a result of its ownership of Common Stock of the Company, may be deemed an affiliate of the Company. He is a son of Mr. Walter H. Helmerich, III.

     Mr. Irwin has been employed by the Company in various executive capacities for the last nineteen years. Mr. Irwin is not a director of any other publicly traded company.

     Mr. Morrissey served as Director and Vice Chairman of the Board of Marine Corporation until the end of 1987 when Marine Corporation was acquired by Banc One Corporation, Columbus, Ohio. Mr. Morrissey is currently retired and is not a director of any other publicly traded company.


         The Company has standing Audit, Executive and Compensation committees. The Audit Committee members are Messrs. Dotson and Morrissey. This Committee functions to review in general terms the Company's accounting policies and audit procedures and to supervise internal accounting controls. During fiscal 1998, there was one meeting of the Audit Committee. The Executive Committee, composed of Messrs. Dotson, Hans Helmerich and Irwin, meets frequently, generally by telephone conference, for review of major decisions and to act as delegated by the Board. The Compensation Committee's members, Messrs. Hans Helmerich, Burgess and Dotson are responsible for administration of the Company's Stock Option Plans, and for review and approval of all salary and bonus arrangements. During fiscal 1998, there were two meetings of the Compensation Committee.

         There were four meetings of the Board of Directors held during fiscal 1998, all of which were regularly scheduled meetings. Each director attended, during the time of his membership, at least seventy-five percent of Board and Committee meetings.

Required Vote for Election of Directors

         Election as directors of the persons nominated in this Proxy Statement will require the vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at a meeting at which a quorum is present. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION AS DIRECTORS OF THE PERSONS NOMINATED HEREIN.



                             EXECUTIVE COMPENSATION

         In accordance with the Securities and Exchange Commission ("SEC") executive compensation disclosure requirements under Item 402 of Regulation S-K, the following compensation tables and other compensation information are presented to enable shareholders to better understand the compensation of the Company's executive officers.

         The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Committee is composed of three independent, nonemployee directors. Following review and approval by the Compensation Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for approval.


    REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF ATWOOD OCEANICS, INC. (A)



TO:               The Board of Directors

         As members of the Compensation Committee, it is our duty to review compensation levels of Company's executive officers and administer the Company's stock option plans.


Compensation Policies for Executive Officers

         In determining the compensation of the Company's executive officers, it is the policy of the Committee to take into account all factors which it considers relevant to the determination, including business conditions prevailing generally and in the Company's industry during such year, the Company's performance in such year in light of such conditions, and the performance of the specific officers under the consideration and the business area of the Company for which such officer is responsible.

         For fiscal year ended September 30, 1998, the compensation program for executive officers consisted primarily of base salary, year-end bonus, stock option grants and Company contributions in a contributory retirement plan. The Company's current compensation levels are within the $1 million limitation on corporate tax deductions under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the Company intends to take the necessary steps in subsequent years to ensure that the Company's future compensation package will comply with such limits on compensation deductibility.

         Shareholders' equity was significantly enhanced during fiscal 1998 due to the Company's revenues, cash flows and net profit being at their highest level in the Company's history. The Company has maintained an equipment utilization rate in excess of 99 percent over the last five fiscal years, with improving cash flows and operating earnings. In recognition of the significant improvement in operating performance, the Company awarded bonuses (ranging from $30,000 to $100,000) and granted salary increases to each of the Company's executive officers in December 1997 in addition to granting certain stock options awards during fiscal 1998.

Chief Executive Officer Compensation

         Mr. Irwin's compensation for fiscal year 1998 included a bonus of $100,000 in addition to an increase of approximately 10 percent in his annual base salary and the granting of certain stock options. The evaluation of Mr. Irwin's compensation was based upon the same criteria as set forth above with respect to officers generally.

                             Compensation Committee

                                George S. Dotson
                                Robert W. Burgess
                                Hans Helmerich

December 31, 1998

-------------------------

         (A) Notwithstanding SEC filings by the Company that have incorporated or may incorporate by reference other SEC filings (including this proxy statement) in their entirety, the Report of the Compensation Committee shall not be incorporated by reference into such filings and shall not be deemed to be "filed" with the SEC except as specifically provided otherwise or to the extent required by Item 402 of Regulation S-K.


Compensation Committee Interlocks and Insider Participation

         No member of the Compensation Committee of the Board of Directors of the Company was, during the 1997-8 fiscal year, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or had any relationships requiring disclosure by the Company under Item 404 of Regulation S-K, except that Messrs. Dotson and Helmerich are executive officers of Helmerich & Payne, Inc., with whom the Company is a joint venture partner as described in "Related Transactions" below.

         During the Company's 1997-8 fiscal year, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.


                               COMPENSATION TABLES

         The SEC compensation disclosure rules require that various compensation information be presented in various tables as set forth below.

                           SUMMARY COMPENSATION TABLE
                                    Long Term
                                    Annual Compensation   Compensation
                                   ----------------------    (Awards)
                                                    Other   ---------    All
                             Annual Secutities Other
Name and                    Fiscal                  Compen- Underlying Compen-
Principal Position          Year   Salary   Bonus   sation  Options(A) sation(B)
--------------------------- -----  ------ --------  ------  ---------  --------
                                      $       $       $       (#)       ($)
John R. Irwin               1998   268,755 100,000   ---     30,000    29,802
  President and Chief       1997   237,507  80,000   ---     12,000    26,161
    Executive Officer       1996   194,550  30,000   ---     30,000    21,814

James M. Holland            1998   155,049  50,000   ---     19,000    17,651
  Senior Vice President     1997   135,636  40,000   ---      8,000    15,309
                            1996   120,165  12,750   ---     16,000    13,762

Larry P. Till               1998   147,660  30,000   ---     14,000    17,032
  Vice President -          1997   137,445  15,000   ---      8,000    15,640
     Operations             1996   126,060  11,500   ---      6,000    14,547

Glen P. Kelley              1998   135,000  40,000   ---     16,000    15,290
  Vice President -          1997   115,920  30,000   ---      8,000    12,982
    Contracts and           1996   102,180  10,750   ---     16,000    11,608
    Administration
---------------------------

(A) Retroactively adjusted to reflect two-for-one stock split declared in November 1997.

(B) The amounts shown in the "All Other Compensation" column are derived from the following:
         (i) Mr. Irwin: Annual Company contributions to the defined contribution plan ("DCP") for 1998, 1997 and 1996 of $26,875, $23,750, and $19,403,
         respectively; Company paid term life and insurance premiums ("TLIP") for 1998, 1997 and 1996 of $2,927, $2,411 and $2,411, respectively;
         (ii) Mr. Holland: Annual Company contributions to the DCP for 1998, 1997, and 1996 of $15,505, $13,563 and $12,016, respectively; Company paid  TLIP for 1998,  1997,  and 1996 of  $2,146,  $1,746  and  $1,746,
         respectively; (iii) Mr. Till: Annual Company contributions to the DCP for 1998, 1997, and 1996 of $ 14,766, $13,774 and $12,606,
         respectively; Company paid TLIP for 1998, 1997, and 1996 of $2,266, $1,866 and $1,941, respectively; (iv) Mr. Kelley: Annual Company contributions to the DCP for 1998, 1997, and 1996 of $ 13,500, $11,592 and $10,218, respectively; Company paid TLIP for 1998, 1997, and 1996 of $1,790, $1,390 and $1,390, respectively.

                               OPTION GRANTS TABLE

          Individual Grants Made in Fiscal   1998
          ---------------------------------------------

                              Potential Realizable
                                Value at Assumed
           Number of                                           Annual Rates of
          Securities  Percentage of                              Stock Price
          Underlying  Total Options                              Appreciation
            Options    Granted To   Exercise                   for Option Term
            Granted   Employees in  Price     Expiration    --------------------
Name        (A)(#)     Fiscal Year  ($/Share)   Date          5% ($)     10%($)
----        ------     -----------  ---------   --------     -------   ---------
Irwin     15,000 (B)      15.5%      $48.75    12/3/2007      459,900  1,165,650
          15,000 (C)      14.3%       17.50     9/2/2008      165,150    418,500

Holland   10,000 (B)      10.3%       48.75    12/3/2007      306,600    777,100
           9,000 (C)       8.6%       17.50     9/2/2008       99,090    251,100

Till       6,000 (B)       6.2%       48.75    12/3/2007      183,960    466,260
           8,000 (C)       7.6%       17.50     9/2/2008       88,080    223,200

Kelley     8,000 (B)       8.2%       48.75    12/3/2007      245,280    621,680
           8,000 (C)       7.6%       17.50     9/2/2008       88,080    223,200


(A) The options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment.
         Twenty-five percent of such options become exercisable at each of two years, three years, four years and five years, respectively, from the date of grant. Subject to certain conditions, the exercise price may be paid by delivery of already owned shares, and tax withholding obligations related to exercise may be paid by offset of underlying shares.

(B) These options were granted on December 4, 1997 pursuant to the Company's 1996 Incentive Equity Plan.

(C) These options were granted on September 3, 1998 pursuant to the Company's 1996 Incentive Equity Plan.


   OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUE TABLE

                                              Number of
                                             Securities
                                             Underlying
             Shares Acquired                Unexercised     Value of Unexercised
               on Exercise       Value        Options at    In-the-Money Options
Name          during Fiscal    Realized    Sept. 30, 1998  at Sept. 30, 1998 (A)
                  1998
------       --------------   ---------    --------------  ---------------------
                   (#)           ($)            (#)                  ($)
                                            Exercisable/         Exercisable/
                                           Unexercisable         Unexercisable
                                          ---------------    -------------------
Irwin             ---            ---      42,500 / 66,500    552,500  /  137,000

Holland          5,800         280,700    13,050 / 40,350    145,284  /   81,553

Till             9,700         371,610         0 / 27,850           0 /   64,413

Kelley           4,500         228,513     5,350 / 37,350     29,960  /   78,240
------------
(A) Calculated based upon the September 30, 1998 fair market value of $20.81 per share less the share price to be paid upon exercise. There is no guarantee that options will have the indicated value if and when exercised.


           ATWOOD OCEANICS, INC. COMMON STOCK PRICE PERFORMANCE GRAPH

         COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS* AMONG ATWOOD OCEANICS, INC., AND THE CENTER FOR RESEARCH IN SECURITY PRICES ("CRSP") INDEX FOR THE NYSE/AMEX/NASDAQ STOCK MARKETS, AND THE PEER GROUP OF DRILLING COMPANIES.



                                      GRAPH

Index Description        9/30//93  9/30/94   9/30/95   9/29/96  9/30/97  9/30/98
                         --------  -------   -------   -------  -------  -------

ATWOOD OCEANICS, INC.     100.00    129.1     192.4     409.3   1047.7    387.2
CRSP Index for
NYSE/AMEX/NASDAQ
  Stock Markets           100.00    102.2     131.7     156.7    215.6    223.3
  (U.S.Companies)
Self-Determined
  Peer Group              100.00     83.9     111.9     238.0    473.8    196.0

--------------------------------------------------------------------------------



Constituents of the Self-Determined Peer Group (weighted according to market capitalization):

Diamond Offshore Drilling Inc.
Ensco International Inc.            R & B Falcon Corp.
Global Marine Inc.                  Marine Drilling Co. Inc.
Noble Drilling Corp.                Transocean Offshore Inc.
Rowan Companies, Inc.

* Assumes $100 invested on September 30, 1993; Total returns assumes dividend reinvested; Fiscal year ending September 30.

--------------------------------------------------------------------------------

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by the regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no reports on Form 5 were required for those persons, the Company believes that, during the period from October 1, 1997 through September 30, 1998, all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                              RELATED TRANSACTIONS

         Upon being awarded a term contract in August 1994, the Company entered into a joint venture agreement with Helmerich & Payne, Inc. ("H&P") (which together with its wholly-owned subsidiary, Helmerich & Payne International Drilling Co., owns 22.02% of the Company's common stock) for the design, construction and operation of RIG-200, a new generation platform rig. The construction of RIG-200 was completed in late 1995; however, due to project delays in Australia unrelated to the Company's and H&P's activities, the rig was not transported to Australia until late 1996. Drilling operations commenced in January 1997. H&P managed the design, construction, testing and mobilization of the rig, and the Company managed the initial installation and manages the daily operations of the rig. The Company and H&P each have a fifty percent interest in the joint venture. The Company has invested approximately $12 million in this project. Three of the Company's directors, namely Walter H. Helmerich III, Hans Helmerich and George S. Dotson, are directors and executive officers of H&P.


                             DIRECTORS COMPENSATION

         As compensation for services as a director of the Company, each director who is not an officer and full time employee of the Company or any of its subsidiaries was paid in fiscal 1998 $3,500 per meeting for attendance at regular Board meetings, and $250 per meeting for attendance at meetings of the compensation or audit committee if held on a day other than a regular Board meeting.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The independent public accounting firm of Arthur Andersen & Co. was selected as auditors by the Company in 1970 and continues to serve in this capacity. Representatives of Arthur Andersen & Co. will be present at the shareholders' meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.


                              SHAREHOLDER PROPOSALS

         Proposals of shareholders of the Company intended to be presented for consideration at the next Annual Meeting of Shareholders of the Company must be received by the Company not later than September 17, 1999 and must comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission in order to be included in the proxy statement and form of proxy related to that meeting.

         The proxy card pertaining to the next Annual Meeting of Shareholders of the Company will grant the proxy holders discretionary authority to vote on any matter raised at the meeting. If a shareholder intends to submit a proposal at such meeting which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the shareholder must give written notice to the Secretary of the Company no later than December 1, 1999. If such shareholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority on such shareholder proposal when the matter is raised at such meeting.


                                  OTHER MATTERS

         Management does not intend to bring any other matters before the meeting and has not been informed that any matters are to be presented by others. In the event any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the proxies in accordance with their judgment on such matters.

         If you do not contemplate attending the meeting in person, you are respectfully requested to sign, date and return the accompanying proxy in the enclosed, stamped envelope at your earliest convenience.

         The Company will provide, without charge, upon written request of any shareholder, a copy of its Annual Report on Form 10K including financial statement schedules for the fiscal year ended September 30, 1998 as filed with the Securities and Exchange Commission. Please direct such request to James M. Holland, Secretary, Atwood Oceanics, Inc., P. O. Box 218350, Houston, Texas 77218.

                                    By order of the Board of Directors



                                     /s/ JOHN R. IRWIN
                                         JOHN R. IRWIN, President

Houston, Texas
January 15, 1999

                               FRONT SIDE OF PROXY



                              ATWOOD OCEANICS, INC.
           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                    ANNUAL MEETING OF SHAREHOLDERS CALLED FOR
                                FEBRUARY 11, 1999
         The  undersigned,  having  received  the  Notice of  Meeting  and Proxy
Statement dated January 15, 1999, appoints James M. Holland and Larry P. Till and each or either of them as proxies, with full power of substitution, to represent the undersigned and to vote all shares of the Common Stock of Atwood Oceanics, Inc. standing in the undersigned's name on its books on December 31, 1998 at the Annual Meeting of the Shareholders of the Company to be held February 11, 1999, at the main offices of Atwood Oceanics, Inc., 15835 Park Ten Place Drive, Houston, Texas 77084, 10:00 A.M., Houston Time, and any adjournment thereof, as follows:

         IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED WITH AUTHORITY FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED BELOW.

                                       (PLEASE DATE AND SIGN ON REVERSE SIDE)

                              (BACK SIDE OF PROXY)

Please mark boxes in blue or black ink.

The proxies appointed herein may act by a majority of said proxies present at the meeting (or if only one is present, by that one).

(1)      ELECTION OF DIRECTORS PROPOSED BY THE COMPANY:

____FOR the nominees listed below    ____WITHHOLD AUTHORITY for the nominees
                                  listed below


NOMINEES:

ROBERT W. BURGESS      WALTER H. HELMERICH, III         WILLIAM J. MORRISSEY
GEORGE S. DOTSON       HANS HELMERICH                   JOHN R. IRWIN

         Authority to vote for any specific nominee for director may be withheld by lining through or otherwise striking out such nominee's name.



(2) In their discretion, upon other matters that may properly come before the meeting.

         Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. The persons named in this proxy or their substitutes will vote in accordance with the recommendations of management on such matters.

-------------              ----------------------------
   Date                    Signature of Shareholder


                           ----------------------------
                           Signature of Joint Shareholder NOTE: Please sign exactly as name appears above. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If stock is held in the name of more than one person, each joint owner should sign.

             Please note any change of address.